UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
Gossamer Bio, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11 with preliminary

3115 Merryfield Row, Suite 120
San Diego, CA 92121
NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT
Dear Stockholder:
The annual meeting of stockholders of Gossamer Bio, Inc. will be held on June 25, 2025 at 9:00 a.m., Pacific Time via a live webcast, for the following purposes:
1.To elect three directors to serve as Class I directors for a three-year term to expire at the 2028 annual meeting of stockholders;
2.To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;
4.To consider and vote upon the approval of the amendment and restatement of our 2019 Incentive Award Plan; and
5.To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.
As noted above, our annual meeting will be a virtual meeting of stockholders, which will be conducted solely by remote communication via a live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means that you can attend the annual meeting online, vote your shares during the online meeting and submit questions for consideration at the online meeting. To be admitted to the annual meeting's live webcast, you must register at www.proxydocs.com/GOSS by 5:00 p.m. Pacific Time on June 24, 2025, or the Registration Deadline, as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.
The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 28, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.
We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is important. Whether or not you expect to attend our virtual annual meeting, please vote as soon as possible. If you received the Notice of Internet Availability, a proxy card was not sent to you and you may vote only via the Internet unless you attend the virtual annual meeting, in which case you may vote during the virtual annual meeting by following the registration instructions outlined above, or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the Internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.
All stockholders are cordially invited to attend the meeting. We appreciate your continued support of the company.

By Order of the Board of Directors,

/s/ Faheem Hasnain Faheem Hasnain Chairman, President and Chief Executive Officer
San Diego, California
April 29, 2025
Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

i

3115 Merryfield Row, Suite 120
San Diego, CA 92121
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 25, 2025
The board of directors of Gossamer Bio, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders on June 25, 2025 at 9:00 a.m., Pacific Time. The annual meeting will be a completely virtual meeting, which will be conducted via live webcast.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 25, 2025:
This proxy statement and our Annual Report on Form 10-K are available electronically at http://www.proxydocs.com/GOSS.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2025 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting virtually via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone by completing, signing and returning the enclosed proxy card.
The proxy materials were first sent or made available to our stockholders on or about April 29, 2025.
How can I attend the annual meeting?
This year’s annual meeting will be accessible only through the Internet via a live webcast.
You are entitled to participate in the annual meeting if you were a stockholder as of the close of business on our record date of April 28, 2025 or hold a valid proxy for the meeting. To be admitted to the annual meeting’s live webcast, you must register at www.proxydocs.com/GOSS by 5:00 p.m. Pacific Time by June 24, 2025, or the Registration Deadline, as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the Control Number shown on your Notice of Internet Availability of Proxy Materials or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

This year's stockholders’ question and answer session will include questions submitted in advance of the annual meeting. You may submit a question in advance of the meeting as a part of the registration process. To register, please visit www.proxydocs.com/GOSS and follow the registration link provided. When prompted please enter the control number found on the proxy materials received. Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the annual meeting will be answered during the meeting, subject to applicable time constraints.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules of the Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.
Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and reduce the cost to us associated with the printing and mailing of materials.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on the record date for the 2025 annual meeting, April 28, 2025, are entitled to vote at the annual meeting. At the close of business on this record date, there were 227,221,261 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.
Stockholders of Record: Shares Registered in Your Name
If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the annual meeting if you attend online or vote by proxy. Whether or not you plan to attend the annual meeting online, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. As discussed above, if you are a street name stockholder, you are invited to attend and vote your shares at the annual meeting online so long as you register to attend the Annual Meeting at www.proxydocs.com/GOSS by the Registration Deadline. However, since you are not the stockholder of record, you may not vote your shares online at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?
There are three proposals scheduled for a vote:
Proposal 1:To elect three directors to serve as Class I directors for a three-year term to expire at the 2028 annual meeting of stockholders.
Proposal 2:To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.
Proposal 3:To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.
Proposal 4:To consider and vote upon the approval of the amendment and restatement of our 2019 Incentive Award Plan.

How many votes do I have?
Each share of our common stock that you own as of April 28, 2025 entitles you to one vote.
How do I vote?
With respect to the election of directors, you may either vote “For” the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For,” “Against” or abstain from voting. With respect to the advisory vote on the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. With respect to the approval of the amendment and restatement of our 2019 Incentive Award Plan, you may vote “For,” “Against” or abstain from voting.
Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual annual meeting, we urge you to vote by proxy prior to the annual meeting to ensure that your vote is counted.
•Via the Internet: You may vote at www.proxypush.com/GOSS 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 8:59 a.m., Pacific Time, on June 25, 2025.
•By Telephone: If you request printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling (866) 230-8457, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Control Number shown on your proxy card. Votes submitted by telephone must be received by 8:59 a.m., Pacific Time, on June 25, 2025.
•By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
•At the Virtual Annual Meeting: You may vote during the virtual annual meeting through www.proxydocs.com/GOSS. To be admitted to the annual meeting and vote your shares, you must register to attend the annual meeting at www.proxydocs.com/GOSS by the Registration Deadline at 5:00 p.m. Pacific Time on June 24, 2025, and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.
•By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
•By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
•At the Virtual Annual Meeting: To vote online during the virtual annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You must also register to attend the annual meeting at www.proxydocs.com/GOSS by the Registration Deadline and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

May I revoke my proxy?
If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:
•you may send in another signed proxy with a later date,
•you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted),
•you may notify our corporate secretary, Jeff Boerneke, at 3115 Merryfield Row, Suite 120, San Diego, California 92121, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual annual meeting, or
•you may submit an electronic proxy during the annual meeting.
What constitutes a quorum?
The presence at the annual meeting, by virtual attendance or by proxy, of holders representing a majority of our outstanding common stock as of April 28, 2025, or 113,610,631 shares, constitutes a quorum at the meeting, permitting us to conduct our business.
What vote is required to approve each proposal?
Proposal 1:Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast at the annual meeting or by proxy) will be elected. Only votes “For” will affect the outcome.
Proposal 2:Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.
Proposal 3:Approval of the Compensation of the Named Executive Officers. The approval of the compensation of the named executive officers must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.
Proposal 4:Approval of the Amendment and Restatement of our 2019 Incentive Award Plan. The approval of the amendment and restatement of our 2019 Incentive Award Plan must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.
Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

How will my shares be voted if I do not specify how they should be voted?
If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the board of directors, then your shares will be voted at the annual meeting in accordance with the board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the board’s recommendation.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions and broker non-votes?
Shares of common stock held by persons attending the virtual annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, whether our stockholders have approved the compensation of the named executive officers, or whether our stockholders have approved the amendment and restatement our 2019 Incentive Award Plan. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.
Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining whether a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, the advisory vote to approve the compensation of the named executive officers and the approval of the amendment and restatement of our 2019 Incentive Award Plan, which are considered non-routine matters, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
How does the board of directors recommend that I vote?
The board of directors recommends that you vote:
•“For” each of the nominees for election as director;
•“For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•“For” the approval of the compensation of our named executive officers; and
•“For” the approval of the amendment and restatement of our 2019 Incentive Award Plan.
If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
Who is paying the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2026 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the company with the SEC without charge from the SEC’s website at: www.sec.gov.

How do I obtain an Annual Report on Form 10-K?
If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 that we filed with the SEC on March 13, 2025, we will send you one without charge. Please write to:
Gossamer Bio, Inc.
3115 Merryfield Row, Suite 120
San Diego, CA 92121
Attn: Corporate Secretary
All of our SEC filings are also available free of charge in the “Investors—Filings” section of our website at www.gossamerbio.com.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. As detailed in the section below, the composition of our board of directors is as follows: Class I consists of Thomas Daniel, M.D. Sandra Milligan, M.D., J.D. and Steven Nathan, M.D.; Class II consists of Russell Cox and Faheem Hasnain; and Class III consists of Skye Drynan and John Quisel, Ph.D., J.D.
At this meeting, three nominees for director are to be elected as Class I directors for a three-year term expiring at our 2028 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by our board of directors, are Thomas Daniel, M.D., Sandra Milligan, M.D., J.D., and Steven Nathan, M.D. The Class II directors have one year remaining on their terms of office and the Class III directors have two years remaining on their terms of office.
If no contrary indication is made, proxies in the accompanying form are to be voted for Drs. Daniel, Milligan and Nathan, or in the event that Dr. Daniel, Dr. Milligan or Dr. Nathan is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Each of Drs. Daniel, Milligan and Nathan is currently a member of our board of directors.
All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations, including in the biotechnology industry. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.
Information Regarding Directors
The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:
Nominees for Election to the Board of Directors
For a Three-Year Term Expiring at the
2028 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Gossamer Bio, Inc.
Thomas Daniel, M.D.	71	Director
Sandra Milligan, M.D., J.D.	61	Director
Steven Nathan, M.D.	66	Director

Thomas Daniel, M.D. is our lead independent director and has served on our board of directors since January 2018. Dr. Daniel served as a venture partner with ARCH Venture Partners from October 2016 through June 2021. Dr. Daniel was previously Celgene Corporation’s Chairman of Research from January 2016 until June 2016, President of Research and Early Development from December 2006 to January 2016, and Executive Vice President and President of Research and Early Development from February 2012 until January 2016. Prior to joining Celgene, Dr. Daniel served as the Chief Scientific Officer and director at Ambrx, Inc. Prior to Ambrx, Dr. Daniel served as Vice President of Research at Amgen Inc., where he was research site head of Amgen Washington and therapeutic area head of inflammation. Dr. Daniel also served as the Senior Vice President of Discovery Research at Immunex Corporation until its acquisition by Amgen. Dr. Daniel is a director of privately held biotechnology companies, Aspen Neuroscience, Inc., Mozart Therapeutics, Inc., Gate Therapeutics, Inc. and Light Horse Therapeutics Inc. He was previously a director at Larimar Therapeutics, Inc., Vividion Therapeutics, Inc., Epizyme, Inc., Vir Biotechnology, Inc., Juno Therapeutics, Inc. and Magenta Therapeutics, Inc. Dr. Daniel serves as a member of the Biomedical Science Advisory Board of Vanderbilt University Medical Center and chairs the Board of Overseers for The Scripps Research Institute. A nephrologist and former academic investigator, Dr. Daniel was previously the K.M. Hakim

Professor of Medicine and Cell Biology at Vanderbilt University, and Director of the Vanderbilt Center for Vascular Biology. Dr. Daniel received a B.A. from the Southern Methodist University in Texas in 1974 and an M.D. from the University of Texas, Southwestern, in 1978, and completed medical residency at Massachusetts General Hospital. Dr. Daniel’s significant academic and research experience and his experience serving on numerous boards contributed to our board of directors’ conclusion that he should serve as a director of our company.

Sandra Milligan, M.D., J.D. has served on our board of directors since June 2021. Since February 2025, Dr. Milligan has served as Senior Vice President, Global Regulatory Affairs at Daiichi Sankyo, Inc. From 2024 to February 2025, Dr. Milligan served as the President of Aspira Women’s Health. Before joining Aspira, Dr. Milligan served as the head of research and development of Organon & Co. from 2020 to 2024. Before joining Organon, Dr. Milligan served as Merck & Co.’s Senior Vice President and Head of Global Regulatory Affairs and Clinical Safety, from 2015 to 2020. Previously, from 2012 to 2015, she served as Vice President of Product Development Regulatory for Genentech, Inc., and from 2002 to 2012, she was at Amgen Inc. in positions of increasing responsibility across legal and regulatory affairs functions. Dr. Milligan served in the United States Army Medical Corps from 1987 to 1994. Dr. Milligan was on the Board of Directors of the Drug Information Association, or DIA, from 2011 to 2017, including serving as chair, and is now a DIA fellow. Dr. Milligan received a B.S. in Biology and a B.A. in Psychology from the University of California, Irvine. Additionally, she is a graduate of George Washington University School of Medicine and received a J.D. from the Georgetown University Law Center. Dr. Milligan’s extensive experience in drug development and regulatory affairs in senior positions at other healthcare companies contributed to our board of directors’ conclusion that she should serve as a director of our company.

Steven Nathan, M.D. has served on our board of directors since March 2024. Since 1996, Dr. Nathan has served as the Medical Director of Inova’s Advanced Lung Disease Program and Lung Transplant Program. He is also a Professor of Medical Education at the University of Virginia, a position he has held since 2020. Dr. Nathan is board certified in pulmonary diseases, critical care medicine and internal medicine. He is co-editor of two books on idiopathic pulmonary fibrosis, or IPF, that provide pulmonologists and other healthcare workers with an up-to-date review of the background and advances in the field: Idiopathic Pulmonary Fibrosis and Guide to Clinical Management of Idiopathic Pulmonary Fibrosis. Dr. Nathan is a reviewer for multiple journals and is on the editorial board for the respiratory and critical care journal, Thorax. He has served on multiple committees, including FDA advisory boards, as well as steering committees for clinical trials in idiopathic pulmonary fibrosis and pulmonary hypertension. Dr. Nathan received an M.B.B.cH. from the University of Witwatersrand Medical School. Dr. Nathan’s significant academic and research experience in pulmonary diseases contributed to our board of directors’ conclusion that he should serve as a director of our company.
Members of the Board of Directors Continuing in Office
Term Expiring at the
2026 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Gossamer Bio, Inc.
Faheem Hasnain	66	President, Chief Executive Officer and Chairman
Russell Cox	62	Director
Faheem Hasnain is our Co-Founder and has served as our Chief Executive Officer and President since November 2020 and as our Chairman since our inception. Mr. Hasnain also served as our Chief Executive Officer from our inception through July 2018 and our Executive Chairman from July 2018 through June 2019. Prior to joining us, Mr. Hasnain served as President, Chief Executive Officer and as a director of Receptos from November 2010 until the company’s acquisition by Celgene in August 2015. Prior to joining Receptos, Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol-Myers Squibb, where he was President of Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations. He serves as Chairman of the board of directors of Aspen Neuroscience, SENTE, Inc. and Sling Therapeutics, Inc., and as lead independent director of Kura Oncology, Inc. He previously served as Chairman of the board of directors of Mirati Therapeutics, Inc., Ambit Biosciences Corporation, Vital Therapies, Inc. and Tocagen, Inc. and served as a member of the board of directors of Aragon Pharmaceuticals, Inc., Seragon Pharmaceuticals, Inc., Pernix Sleep, Inc., Somaxon Pharmaceuticals, Inc. and Tercica, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada. Mr. Hasnain’s knowledge of our business, as well as his years of experience in drug discovery and development and as a biopharmaceutical executive and board member, contributed to our board of directors’ conclusion that he should serve as Executive Chairman of our company.
Russell Cox has served on our board of directors since December 2018. Mr. Cox has served as the Executive Chairman of Epirium Bio, Inc. since January 2025, previously having served as its President and Chief Executive Officer from January 2020 to January 2025. From January 2018 until January 2019, he served as the Chief Executive Officer and a member of the board of directors of Vital Therapies, Inc. Between May 2014 and January 2018, he served as the Executive Vice President and Chief Operating Officer of Jazz Pharmaceutical plc, or Jazz, with responsibility for global commercial activities, research and development, manufacturing and technical operations, new product planning and global molecule leadership. Prior to that, Mr. Cox served as Jazz’s Executive Vice President and Chief Commercial Officer from March 2012 until May 2014. Earlier, he served in a variety of senior management roles at Jazz, which he joined in 2010. Previously, Mr. Cox served as Senior Vice President and Chief Commercial Officer of Ipsen Group, a pharmaceutical company, from January 2009 to January 2010. From 2007 until December 2008, he was Vice President of Marketing at Tercica, Inc. prior to its acquisition by Ipsen Group. From 2003 to 2007, he served as Vice President, Marketing with Scios Inc., which was acquired by Johnson & Johnson in 2003. Before 2003, Mr. Cox spent 12 years with Genentech, Inc., where he was a Product Team Leader responsible for the growth hormone franchise and led numerous product launches as a Group Product Manager. Mr. Cox previously served on the board of directors of Spyre Therapeutics, Inc. from 2015 to May 2024. Mr. Cox received a B.S. in biomedical science from Texas A&M University. Mr. Cox’s extensive industry experience with life sciences companies contributed to our board of directors’ conclusion that he should serve as a director of our company.
Term Expiring at the
2027 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Gossamer Bio, Inc.
Skye Drynan	49	Director
John Quisel, Ph.D., J.D.	53	Director
Skye Drynan has served on our board of directors since March 2024. Ms. Drynan is the Founder, CEO and Creative Director of House of Skye, Ltd., which she founded in 2016. House of Skye is a modern fashion house and a commerce, content, and technology company, which has secured several patents covering artificial intelligence, technology, and design utility. Previously, from 2008 to 2020, Ms. Drynan was a Partner and a Senior BioPharma Analyst for Capital Group. Prior to joining Capital Group, she served as a Portfolio Manager and Global Head of Healthcare managing more than $1 billion in assets for Credit Suisse Asset Management. Ms. Drynan also held senior executive roles and was an investment professional, specializing in healthcare, at Lord, Abbett & Co. LLC, New Vernon Associates, and Putnam Investments. Ms. Drynan received a B.A. in Latin American Studies and Spanish from Wellesley College and served as a Research Assistant at the Whitehead Institute for Biomedical Research at MIT. Ms. Drynan’s experience as an investor in the life sciences industry, her leadership and management experience and her financial expertise contributed to our board of directors’ conclusion that she should serve as a director of our company.
John Quisel, Ph.D., J.D. has served on our board of directors since November 2023. Since February 2020, Dr. Quisel has served as the President, Chief Executive Officer and as a member of the board of directors of Disc Medicine, Inc. Previously, from October 2006 through February 2020, Dr. Quisel served in various positions at Acceleron Pharma Inc., a biopharmaceutical company, most recently as Chief Business Officer. Prior to joining Acceleron, Dr. Quisel worked as an associate at the law firms of Ropes & Gray and Foley Hoag. Dr. Quisel holds an AB from Harvard University, an MS from Stanford University, a Ph.D. from the Massachusetts Institute of Technology, and a J.D. from Harvard Law School. Dr. Quisel’s significant industry and management experience with life sciences companies contributed to our board of directors’ conclusion that he should serve as a director of our company.
Board Independence
Our board of directors currently consists of seven members. Our board of directors has determined that all of our directors, other than Mr. Hasnain, are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our board of directors is currently led by our Chairman and Chief Executive Officer, Faheem Hasnain, and our lead independent director, Thomas Daniel, M.D. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. The lead independent director is chosen by the independent members of the board of directors. We believe that this separation of responsibilities ensures the appropriate level of oversight, independence and responsibility is applied to all board decisions.
The duties of our lead independent director include the following:
•chairing meetings of the independent directors in executive session;
•facilitating communications between other members of our board and our Chairman and Chief Executive Officer;
•reviewing and approving matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other board members;
•consulting with our Chairman and Chief Executive Officer on matters relating to corporate governance and board performance; and
•performing such other duties as the board may determine from time to time.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management (including with respect to cybersecurity), loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.
Board of Directors Meetings
During fiscal year 2024, our board of directors met six times, including telephonic meetings. In that year, each director attended at least 75% of the total number of meetings of the board of directors and each committee of the board of directors held during the time such director served on the board or such committee.
Board Committees and Independence
Our board of directors has established three standing committees—audit, compensation and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors.

Audit Committee
The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:
•appointing our independent registered public accounting firm;
•evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•reviewing, overseeing and monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•reviewing on a periodic basis, or as appropriate, any investment policy and recommending to our board of directors any changes to such investment policy;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.
The members of our audit committee are Skye Dryan, Russell Cox and John Quisel, Ph.D., J.D. Ms. Drynan serves as the chairperson of the committee. The audit committee met four times during fiscal year 2024. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. Drynan is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined each of Ms. Drynan, Mr. Cox and Dr. Quisel is independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee reviews and evaluates at least annually.
Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.
Compensation Committee
The compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of stock options and other awards under our equity plans and administers our compensation recovery policy. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Russell Cox, Thomas Daniel, M.D. and Sandra Milligan, M.D., J.D. The compensation committee met six times during fiscal year 2024. Mr. Cox serves as the chairperson of the committee. Our board of directors has determined that each of Mr. Cox, Dr. Daniel and Dr. Milligan is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter, which the compensation committee reviews and evaluates at least annually.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.
The members of our nominating and corporate governance committee are Sandra Milligan, M.D., J.D., Thomas Daniel, M.D. and Steven Nathan, M.D. Dr. Milligan serves as the chairperson of the committee. The nominating and corporate governance committee met twice during fiscal year 2024. Our board has determined that each of Dr. Milligan, Dr. Daniel and Dr. Nathan is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee reviews and evaluates at least annually.
Report of the Audit Committee of the Board of Directors
The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited consolidated financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.
The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.
The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2025.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Skye Drynan (chairperson)
Russell Cox
John Quisel, Ph.D., J.D.
Compensation Committee Interlocks and Insider Participation
Russell Cox (chairperson), Thomas Daniel, M.D. and Sandra Milligan, M.D., J.D. served on our compensation committee during the 2024 fiscal year. None of the members of our compensation committee during the 2024 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Director Nomination Process
Director Qualifications
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•personal and professional integrity, ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience as a board member or executive officer of another publicly held company;
•strong finance experience;
•breadth of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
•background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•experience relevant to our business industry and with relevant social policy concerns; and
•relevant academic expertise or other proficiency in an area of our business operations.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its experience in these various areas.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.
Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.
If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election or if the board of directors decides to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.  Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management or other parties are evaluated.
Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or understandings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2026 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. All but one of our current directors that were then-serving on our board attended our annual meeting of stockholders in 2024.

Communications with our Board of Directors
Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Gossamer Bio, Inc., 3115 Merryfield Row, Suite 120, San Diego, CA 92121. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Insider Trading Compliance Policy
Our board of directors has adopted an Insider Trading Compliance Policy applicable to our directors, officers, employees, and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. It is also our policy to comply with U.S. insider trading laws and regulations, including with respect to transactions in our own securities.
Prohibition Against Pledging and Hedging
Our Insider Trading Compliance Policy prohibits our officers, directors and employees from pledging our stock as collateral to secure loans and from engaging in hedging transactions, including prepare variable contracts, equity swaps, collars and exchange funds. It further prohibits margin purchases of our stock, short sales of our stock, and any transactions in puts, calls or other derivative securities involving our stock.
Corporate Governance
Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.gossamerbio.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Gossamer Bio, Inc., 3115 Merryfield Row, Suite 120, San Diego, CA 92121.
Director Compensation
Our non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000. Our chairperson of the board receives an additional annual retainer of $30,000, and our lead independent director receives an additional annual retainer of $25,000. Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $15,000, $12,000 and $8,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive additional annual retainers of $7,500, $6,000 and $4,000, respectively. In addition, our non-employee directors are eligible to receive initial grants of options to purchase 230,000 shares of our common stock, vesting monthly over three years, upon election to the board of directors, and thereafter annual grants of options to purchase 115,000 shares of our common stock, vesting on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders. Awards granted to our non-employee directors will vest upon a change in control.
In February 2025, our board amended and restated the non-employee director compensation program to (1) increase the annual retainers that the non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees receive to $20,000, $15,000, and $10,000, respectively; and (2) increase the annual retainers that the non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees receive to $10,000, $7,500, and $5,000, respectively.
Compensation under our non-employee director compensation policy is subject to the annual limits on non-employee director compensation set forth in our 2019 Incentive Award Plan, or the 2019 Plan. As provided in the 2019 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.
The following table sets forth the compensation that we paid or awarded during the year ended December 31, 2024 to each of our non-employee directors who served on the board during 2024. Mr. Hasnain is not included in the following table as he served as an executive officer during 2024 and his compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Steven Nathan, M.D. (2)	34,077	250,838	—	284,915
Skye Drynan (2)	39,577	250,838	—	290,415
Russell Cox	59,500	55,465	—	114,965
Thomas Daniel, M.D.	73,000	55,465	—	128,465
Renée Galá (3)	24,633	—	—	24,633
Sandra Milligan, M.D., J.D.	54,000	55,465	—	109,465
John Quisel, Ph.D., J.D.	47,500	55,465	—	102,965
____________________
(1)This column reflects the grant date fair value of the option awards granted to the non-employee directors in 2024. In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted to the non-employee directors during 2024 computed as of the grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of this amount are included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2024, which was filed with the SEC on March 13, 2025. This amount does not reflect the actual economic value that will be realized by the non-employee directors upon the vesting or exercise of the awards or the sale of the common stock underlying such awards.
(2)Dr. Nathan and Ms. Drynan were appointed to the board effective March 11, 2024.
(3)Ms. Galá did not stand for re-election to our board of directors at our 2024 annual meeting of stockholders.
The aggregate number of shares subject to stock options outstanding at December 31, 2024 for each non-employee director is set forth in the table below. Our non-employee directors do not hold outstanding stock awards.

Name	Number of Securities Underlying Options Outstanding at December 31, 2024
Steven Nathan, M.D.	230,000
Skye Drynan	230,000
Russell Cox	297,166
Thomas Daniel, M.D.	381,611
Renée Galá	—
Sandra Milligan, M.D., J.D.	227,000
John Quisel, Ph.D., J.D.	345,000

Vote Required; Recommendation of the Board of Directors
If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the three nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstention and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THOMAS DANIEL, M.D., SANDRA MILLIGAN, M.D., J.D. AND STEVEN NATHAN, M.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2025 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since 2018. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.
Independent Registered Public Accounting Firm’s Fees
The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2024 and 2023, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$990,604	$615,143
Audit-Related Fees	—	—
Tax Fees(2)	—	—
All Other Fees(3)	—	—
Total	$990,604	$615,143
____________________
(1)Consists of audit fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, the review of our registration statements on Form S-3, the quarterly review of our financial statements, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.
(3)All Other Fees consist of consulting services.
The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.
Pre-Approval Policies and Procedures
Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. All such services during the fiscal year ended December 31, 2024 were pre-approved in accordance with this policy. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Vote Required; Recommendation of the Board of Directors
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the selection of Ernst & Young LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 3:
APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.
Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the “Executive Compensation and Other Information” section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the “Executive Compensation and Other Information” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that Gossamer Bio, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Gossamer Bio, Inc.’s Proxy Statement for the 2025 Annual Meeting.”
Vote Required; Recommendation of the Board of Directors
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4:
APPROVAL OF AMENDMENT AND RESTATEMENT OF
2019 INCENTIVE AWARD PLAN
Introduction
Our stockholders are being asked to approve an amendment and restatement of our 2019 Incentive Award Plan, or the 2019 Plan. The amended and restated 2019 Plan is referred to herein as the “Restated Plan.” Our board of directors approved the Restated Plan on March 24, 2025, subject to certain stockholder approvals. The Restated Plan will become effective upon stockholder approval of this Proposal 4. If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the existing 2019 Plan will continue in full force and effect, and we may continue to grant awards under the 2019 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Overview of Proposed Amendments
Increase in Share Reserve. We strongly believe that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all stockholders. As of April 2, 2025, the aggregate number of shares of common stock subject to awards under the 2019 Plan was 44,754,336 shares and a total of 1,279,412 shares of common stock remained available under the 2019 Plan for future issuance. In addition, the 2019 Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the 2019 Plan on January 1 of each year during the existing ten year term of the 2019 Plan. The annual increase in the number of shares under the 2019 Plan is equal to the lesser of:
•5% of the aggregate number of shares of our common stock outstanding on the last day of the immediately preceding calendar year; and
•an amount determined by our board of directors.
The automatic increases pursuant to the evergreen provision of the 2019 Plan to date since the original effectiveness of the 2019 Plan are included in the total number of shares reserved for issuance under the 2019 Plan as of April 2, 2025 set forth above.
Pursuant to the Restated Plan, an additional 11,350,000 shares will be reserved for issuance under the Restated Plan. In addition, the term of the Restated Plan’s evergreen provision will also be extended. Under the Restated Plan, the “evergreen provision” will allow for an annual increase in the number of shares available for issuance under the Restated Plan on January 1 of each year during the ten year term of the Restated Plan, through and including January 1, 2035. The annual increase in the number of shares under the Restated Plan will be equal to the lesser of:
•5% of the aggregate number of shares of our common stock outstanding on the last day of the immediately preceding calendar year; and
•an amount determined by our board of directors.
Increase in Incentive Stock Option Limit. The number of shares of stock that may be issued or transferred pursuant to incentive stock options, or ISOs, under the Restated Plan may not exceed an aggregate of 300,000,000 shares.
Extension of Term. The term of the Restated Plan will also be extended so that the Restated Plan will terminate in March 2035.
The Restated Plan is not being amended in any material respect other than to reflect the changes described above.
All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under heading “Adjustments.”
Equity Incentive Awards Are Critical to Long Term Stockholder Value Creation
The table below presents information about (1) the number of shares that were subject to outstanding equity awards under the 2019 Plan, our 2017 Equity Incentive Plan (the “2017 Plan”), and our 2023 Employment Inducement Incentive Award Plan (the “Inducement Plan”) as of April 2, 2025 (except as noted below), (2) the shares remaining available for issuance under the 2019 Plan and Inducement Plan as of April 2, 2025 (except as noted below), and (3) the requested increase in shares authorized for issuance under the Restated Plan. The 2019 Plan, our 2019 Employee Stock Purchase Plan (the “ESPP”), and our Inducement Plan are the only equity incentive plans we currently have in place pursuant to which awards may still be granted.

	Number of Shares	As a % of Fully-Diluted Shares Outstanding (1)	Dollar Value(2)
2019 Plan
Options outstanding..............................................	42,005,109	11.9%	$41,101,999.00
Weighted average exercise price of outstanding options...............................................................	$1.52
Weighted average remaining term of outstanding options...............................................................	8.2 years
Shares remaining available for grant under 2019 Plan(3).................................................................	1,279,412	0.4%	$1,251,905.00
Restated Plan
Proposed increase in shares available for issuance under Restated Plan (over existing share reserve under 2019 Plan)(4)......................	11,350,000	3.2%	$11,105,975.00
2017 Plan
Options outstanding..........................................…	2,048,103	0.6%	$2,004,069.00
Weighted average exercise price of outstanding options...............................................................	$7.08
Weighted average remaining term of outstanding options...............................................................	3.2 years
Shares remaining available for grant under 2017 Plan....................................................................	—	—	—
Inducement Plan
Options outstanding..............................................	3,686,750	1.0%	$3,607,485.00
Weighted average exercise price of outstanding options...............................................................	$0.98
Weighted average remaining term of outstanding options...............................................................	9.1 years
Shares remaining available for grant under Inducement Plan................................................	3,075,529	0.9%	$3,009,405.00
___________
(1) Based on 352,907,675 shares of our Fully-Diluted Shares Outstanding as of April 2, 2025. “Fully-Diluted Shares Outstanding” means, as of April 2, 2025, the sum of (a) the number of shares of our common stock outstanding on such date (calculated on an as-converted basis after giving effect to the conversion of our outstanding convertible securities into shares of our common stock and the exercise of outstanding warrants for the purchase of common stock), (b) the number of shares subject to Chiesi’s option to purchase directly from the Company shares of common stock, (c) the number of shares subject to equity awards (including stock options) outstanding on such date, and (d) all shares of common stock available for future issuance under the 2019 Plan, the ESPP, and the Inducement Plan, as of such date. As of April 2, 2025, a total of 227,221,261 shares of our common stock were outstanding.
(2)    Based on the closing price of our common stock on April 2, 2025, of $0.9785 per share.
(3)    Does not include possible future increases to the share reserve under the evergreen provision of the 2019 Plan.
(4)    Does not include possible future increases to the share reserve under the evergreen provision of the Restated Plan.
In determining whether to approve the Restated Plan, including the requested increase to the share reserve under the Restated Plan over the share reserve under the existing 2019 Plan, our board of directors considered the following:
•    The shares to be initially reserved for issuance under the Restated Plan represent an increase of 11,350,000 shares from the aggregate number of shares currently reserved for issuance under the 2019 Plan (excluding any potential future evergreen increases).
•    In determining the size of the share reserve under the Restated Plan, our board of directors considered the number of equity awards granted by our company during the past three calendar years. In calendar years 2022, 2023, and 2024, our annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year by the weighted average number of shares outstanding during the applicable year) under our 2019 Plan were 11.6%, 10.3%, and 5.3%, respectively.
•    We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for approximately 5 years , assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, assuming we receive the maximum annual evergreen increases under the Restated Plan during its ten year term, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares, or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.
•    In calendar years 2022, 2023, and 2024, the end of year overhang rate for the 2019 Plan (calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 17.7%, 9.4%, and 14.1% , respectively.
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our board of directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our board of directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.
Key Features of the Restated Plan
We depend on the performance and commitment of its employees to succeed. The use of equity based long term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long term participation in our company and aligns the interests of its employees with the interests of its shareholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.
The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:
•    No Increase to Shares Available for Issuance without Shareholder Approval. Without shareholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).
•    No Single Trigger Vesting of Awards. The Restated Plan does not have single trigger accelerated vesting provisions for changes in control.
•    Limitations on Director Grants. Subject to adjustments in connection with certain corporate reorganizations and other events, the sum of any cash compensation and other compensation, and the value of awards granted to a non employee director as compensation for services as a non employee director during any fiscal year cannot exceed $750,000, increased to $1,000,000 in the fiscal year of his or her initial service as a non employee director, which limit shall not apply to the compensation for any non-employee director who serves in any capacity in addition to that of a non-employee director for which he or she receives additional compensation.
•    No In the Money Option or Stock Appreciation Right Grants. The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.
•    Independent Administration. The compensation committee of our board of directors, which consists of two or more non employee directors, generally will administer the Restated Plan. The compensation committee may delegate certain of its duties and authorities to one or more directors or officers for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) have been delegated authority to grant, amend or administer awards under the Restated Plan.
Stockholder Approval Requirement
Stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq, and (2) grant ISOs thereunder. Specifically, approval of the Restated Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Internal Revenue Code (the “Code”) relating to ISOs.

Summary of the Restated Plan
The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached as Appendix A to this proxy statement.
Purpose
The purpose of the Restated Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our company by providing these individuals with equity ownership opportunities.
Securities Subject to the Restated Plan
The share reserve under the Restated Plan will represent an increase of 11,350,000 shares over the existing share reserve under the 2019 Plan. The number of shares of our common stock reserved for issuance under the Restated Plan will be equal to (a) 57,383,748 shares, plus (b) any shares covered by awards granted under the 2017 Plan that become available for issuance pursuant to the 2019 Plan’s share counting provisions following the original effective date of the 2019 Plan. In addition, commencing on January 1, 2026 and on each January 1 thereafter during the ten year term of the Restated Plan, through and including January 1, 2035, the aggregate number of shares available for issuance under the Restated Plan shall be increased by that number of shares of our common stock equal to the lesser of:
•    5% of the aggregate number of shares of our common stock outstanding on the last day of the immediately preceding calendar year; or
•    an amount determined by our board of directors.
There will be no limit on the number of shares that may become available for issuance under the Restated Plan pursuant to the foregoing evergreen provisions. The number of shares of stock that may be issued or transferred pursuant to ISOs under the Restated Plan may not exceed an aggregate of 300,000,000 shares. All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”
If an award under the Restated Plan or the 2017 Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any shares subject to such award will, as applicable, become or again be available for new grants under the Restated Plan. Further, shares delivered to us to satisfy the applicable exercise or purchase price of an award under the Restated Plan or the 2017 Plan and/or to satisfy any applicable tax withholding obligations (including shares retained by us from the award under the Restated Plan or the 2017 Plan being exercised or purchased and/or creating the tax obligation) will become or again be available for award grants under the Restated Plan. Awards granted under the Restated Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the Restated Plan.
Eligibility and Administration
Our employees, consultants and directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the Restated Plan. As of April 2, 2025 there were approximately 6 non-employee directors, 147 employees, and 5 consultants who would have been eligible for awards under the Restated Plan had it been in effect on such date. The Restated Plan is generally administered by our board of directors with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under the Restated Plan, Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Restated Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Restated Plan, including any vesting and vesting acceleration conditions.

Awards
The Restated Plan provides for the grant of stock options, including ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, restricted stock units, or RSUs, stock appreciation rights, or SARs, and other stock or cash-based awards. Certain awards under the Restated Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Restated Plan will be set forth in award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
•    Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option will not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions. ISOs generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any.
•    SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction), and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.
•    Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.
•    Other Stock or Cash-Based Awards. Other stock or cash-based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.
Performance Awards
Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include, without limitation: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including, but not limited to, gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures;

expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to our performance or the performance of a subsidiary, division, business segment or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
Provisions of the Restated Plan Relating to Director Compensation
The Restated Plan provides that the plan administrator may establish compensation for non-employee directors from time to time subject to the Restated Plan’s limitations. Our board of directors may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation or other compensation and the grant date fair value (as determined in accordance with ASC 718, or any successor thereto) of any equity awards granted as compensation for services as a non-employee director during any fiscal year may not exceed $750,000, increased to $1,000,000, in the fiscal year of a non-employee director’s initial service as a non-employee director, which limit shall not apply to the compensation for any non-employee director who serves in any capacity in addition to that of a non-employee director for which he or she receives additional compensation. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion.
Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments
With respect to foreign participants, the plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Restated Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Restated Plan and exercise price obligations arising in connection with the exercise of stock options under the Restated Plan, the plan administrator may, in its discretion, accept cash, wire transfer, or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable or any combination of the foregoing.
Adjustments
In connection with any non-reciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large nonrecurring cash dividend, that affects the shares of common stock (or our other securities) or the share price of common stock (or our other securities and causes a change in the per share value of the common stock underlying outstanding awards (such transaction, an “Equity Restructuring”)), the administrator will equitably adjust each outstanding award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding award and/or award’s exercise price or grant, granting new awards, and/or making a cash payment to participants.
Certain Transactions
In connection with certain transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Restated Plan to prevent the dilution or enlargement of intended benefits, facilitate such transaction or event, or give effect to such change in applicable laws or accounting principles. This includes canceling awards in exchange for either an amount in cash or other property with a value equal to the amount that would have been obtained upon exercise or settlement of the vested portion of such award or realization of the participant’s rights under the vested portion of such award, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares available (including adjustments to the number of shares that may be issued upon exercise of ISOs under the Restated Plan), replacing awards with other rights or property or terminating awards under the Restated Plan. In the event of a change in control where the acquirer does not assume awards granted under the Restated Plan, awards issued under the Restated Plan shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, and which may be subject to such terms and conditions as apply generally to holders of common stock under the change in control documents.
For purposes of the Restated Plan, a “change in control” means and includes each of the following: (1) a transaction or series of transactions (other than an offering of our common stock to the general public through a registration statement filed with the SEC or a transaction or series of transactions that meets the requirements of clauses (x) and (y) of clause (3) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us, any of our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the board of directors together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with us to effect a transaction described in clauses (1) or (3)) whose election by the board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation by us (whether directly involving us or indirectly involving us through one or more intermediaries) of (a) a merger, consolidation, reorganization, or business combination or (b) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions or (c) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of a successor entity, directly or indirectly, at least a majority of the combined voting power of our outstanding voting securities or the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of us or the successor entity (provided that no person will be treated as beneficially owning 50% or more of the combined voting power of us or the successor entity for purposes of this clause (y) solely as a result of the voting power held in us prior to the consummation of the transaction).
Amendment and Termination of the Restated Plan
The plan administrator may amend or terminate the Restated Plan at any time; however, stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable law. No award may be granted pursuant to the Restated Plan after the tenth anniversary of the date on which our board of directors adopted the Restated Plan.
Repricing Permitted
The plan administrator will have the authority, without the approval of our stockholders, to amend any outstanding stock option or SAR to reduce its exercise price per share.
Securities Laws
The Restated Plan is intended to conform with all provisions of the Securities Act of 1933 and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b 3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
Federal Income Tax Consequences Associated with the Restated Plan
The federal income tax consequences of the Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

•Stock Options and Stock Appreciation Rights. A Restated Plan participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of a stock option or stock appreciation right. The tax consequences of exercising a stock option and the subsequent disposition of the shares received upon exercise will depend upon whether the option qualifies as an “incentive stock option” as defined in Section 422 of the Code. The Restated Plan permits the grant of options that are intended to qualify as incentive stock options as well as options that are not intended to so qualify; however, incentive stock options generally may be granted only to our employees and employees of our parent or subsidiary corporations, if any. Upon exercising an option that does not qualify as an incentive stock option when the fair market value of our stock is higher than the exercise price of the option, a Restated Plan participant generally will recognize taxable income at ordinary income tax rates equal to the excess of the fair market value of the stock on the date of exercise over the purchase price, and we (or our subsidiaries, if any) generally will be entitled to a corresponding tax deduction for compensation expense, in the amount equal to the amount by which the fair market value of the shares purchased exceeds the purchase price for the shares. Upon a subsequent sale or other disposition of the option shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Upon exercising an incentive stock option, a Restated Plan participant generally will not recognize taxable income, and we will not be entitled to a tax deduction for compensation expense. However, upon exercise, the amount by which the fair market value of the shares purchased exceeds the purchase price will be an item of adjustment for alternative minimum tax purposes. The participant will recognize taxable income upon a sale or other taxable disposition of the option shares. For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option was granted and more than one year after the date the shares are transferred upon exercise. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition generally will result.
Upon a qualifying disposition of incentive stock option shares, the participant will recognize long term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the shares over their purchase price. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or, if less, the price at which the shares are sold) over their purchase price will be taxable as ordinary income to the participant. If there is a disqualifying disposition in the same year of exercise, it eliminates the item of adjustment for alternative minimum tax purposes. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the participant.
We will not be entitled to any tax deduction if the participant makes a qualifying disposition of incentive stock option shares. If the participant makes a disqualifying disposition of the shares, we should be entitled to a tax deduction for compensation expense in the amount of the ordinary income recognized by the participant.
Upon exercising or settling a stock appreciation right, a Restated Plan participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid or value of the shares issued upon exercise or settlement. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
• Restricted Stock and Restricted Stock Units. A Restated Plan participant generally will not recognize taxable income at ordinary income tax rates and we generally will not be entitled to a tax deduction upon the grant of restricted stock or restricted stock units. Upon the termination of restrictions on restricted stock or the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them. Upon the subsequent disposition of any shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares. However, a Restated Plan participant granted restricted stock that is subject to forfeiture or repurchase through a vesting schedule such that it is subject to a “risk of forfeiture” (as defined in Section 83 of the Code) may make an election under Section 83(b) of the Code to recognize taxable income at ordinary income tax rates, at the time of the grant, in an amount equal to the fair market value of the shares of common stock on the date of grant, less the amount paid, if any, for such shares. We will be entitled to a corresponding tax deduction for compensation, in the amount recognized as taxable income by the participant. If a timely Section 83(b) election is made, the participant will not recognize any additional ordinary income on the termination of restrictions on restricted stock, and we will not be entitled to any additional tax deduction.
•Dividend Equivalents, Other Stock or Cash-Based Awards. A Restated Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents or other stock or cash based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short term or long term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
•Section 409A of the Internal Revenue Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.
•Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the 2013 Plan or the Restated Plan.
New Plan Benefits
Except with respect to grants of stock options under the Restated Plan that will be awarded to each non employee director serving on our board of directors on the date of the 2025 annual meeting, each of which described elsewhere in this proxy statement under “Director Compensation,” all other future grants under the Restated Plan are within the discretion of our board of directors or the compensation committee, and neither our board of directors nor the compensation committee has made any determination to make future grants to any persons under the Restated Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by any participants other than our non employee directors under the Restated Plan.

Plan Benefits under the 2019 Plan
As of April 2, 2025, each of our named executive officers and the other groups identified below had been granted the following stock options and restricted stock units under the 2019 Plan:

Name and Principal Position	Stock Options Granted	Restricted Stock Units Granted
Faheem Hasnain
Chairman, President, and Chief Executive Officer .........................................................................................................	6,194,500	162,500
Bryan Giraudo
Chief Operating Officer and Financial Officer .........................................................................................................	2,988,520	91,500
Richard Aranda, M.D.
Chief Medical Officer .........................................................................................................	2,158,549	87,981
All Executive Officers as a Group......................................................	15,761,796	506,462
All Non‑Employee Directors as a Group............................................	1,928,000	—
All Nominees for Election as Directors
Thomas Daniel, M.D.	250,500	—
Sandra Milligan, J.D., M.D.	227,000	—
Steven Nathan, M.D.	230,000	—
Each Associate of Any Such Directors, Executive Officers, or Nominees	—	—
Each Other Person Who Received or is to Receive Five Percent of All Options, Warrants, or Rights	—	—
All Non‑Executive Employees as a Group.........................................	41,763,845	3,420,224
Vote Required; Recommendation of the Board of Directors
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the amendment and restatement of the 2019 Incentive Award Plan. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2019 INCENTIVE AWARD PLAN.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 28, 2025, by:
•each of our named executive officers;
•each of our directors;
•all directors and executive officers as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 227,221,261 shares of common stock outstanding on April 28, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 28, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Gossamer Bio, Inc., 3115 Merryfield Row, Suite 120, San Diego, California 92121. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Octagon Capital Advisors LP (1)	19,576,054	8.6%
Growth Equity Opportunities 18 VGE, LLC (2)	18,793,076	8.3%
Named Executive Officers and Directors
Faheem Hasnain (3)	8,501,507	3.7%
Bryan Giraudo (4)	2,181,602	1.0%
Richard Aranda, M.D. (5)	949,928	*
Russell Cox (6)	304,366	*
Thomas Daniel, M.D. (7)	419,706	*
Skye Drynan (8)	95,833	*
Sandra Milligan, M.D., J.D. (9)	259,000	*
Steven Nathan, M.D. (10)	95,833	*
John Quisel, Ph.D., J.D. (11)	230,000	*
All current directors and executive officers as a group (12 persons)(12)	15,863,867	6.7%
____________________
*Less than 1%.

(1)The amounts shown and the following information was provided by Octagon Capital Advisors LP pursuant to a Schedule 13G filed with the SEC on February 5, 2025. Octagon Capital Advisors LP reports that it has shared voting and shared dispositive power over all such shares. The registered address of Octagon Capital Advisors LP is 654 Madison Avenue, 21st Floor, New York, NY 10065.
(2)The amounts shown and the following information was provided by Growth Equity Opportunities 18 VGE, LLC pursuant to a Schedule 13D filed with the SEC on July 28, 2023. Growth Equity Opportunities 18 VGE, LLC reports that it has shared voting and shared disposive power over all such shares. The registered address of Growth Equity Opportunities 18 VGE, LLC is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(3)Consists of (i) 5,528,366 shares of common stock consisting of 5,408,073 shares held by a family trust, and 120,293 shares held directly by Mr. Hasnain, (ii) 2,838,097 shares of common stock underlying options held by Mr. Hasnain that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date and (iii) 135,044 shares of common stock underlying warrants held by Mr. Hasnain that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date. Mr. Hasnain is the trustee of such family trust and in such capacity has the sole power to vote and dispose of such shares.
(4)Consists of (i) 572,747 shares of common stock, including 480,010 shares held by a family trust and 92,737 shares held directly by Mr. Giraudo, (ii) 1,595,350 shares of common stock underlying options held by Mr. Giraudo that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date and (iii) 13,505 shares of common stock underlying warrants held by Mr. Giraudo that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date. Mr. Giraudo is a trustee of such family trust and in such capacity has the power to vote and dispose of such shares.
(5)Consists of (i) 205,949 shares of common stock, including 2,539 shares held by a family trust and 203,410 shares held directly by Dr. Aranda and (ii) 743,979 shares of common stock underlying options held by Dr. Aranda that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date. Dr. Aranda is a trustee of such family trust and in such capacity has the power to vote and dispose of such shares.
(6)Consists of 7,200 shares of common stock held directly by Mr. Cox and 297,166 shares of common stock underlying options held by Mr. Cox that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date.
(7)Consists of 38,095 shares of common stock held by the Thomas Oran Daniel Living Trust, or the Daniel Trust, and 381,611 shares of common stock underlying options held by Dr. Daniel that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date. Dr. Daniel is the trustee of the Daniel Trust and in such capacity has the sole power to vote and dispose of such shares.
(8)Consists of 95,833 shares of common stock underlying options held by Ms. Drynan that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date.
(9)Consists of (i) 32,000 shares held by a family trust and (ii) 227,000 shares of common stock underlying options held by Dr. Milligan that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date. Dr. Milligan is a trustee of such family trust and in such capacity has the power to vote and dispose of such shares.
(10)Consists of 95,833 shares of common stock underlying options held by Dr. Nathan that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date.
(11)Consists of 230,000 shares of common stock underlying options held by Dr. Quisel that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date.
(12)Consists of (i) the shares described in notes 3 through 11 above; (ii) 49,833 shares held directly by Ms. Caryn Peterson, and 768,291 shares of common stock underlying options held by Ms. Peterson that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date; (iii) 666,302 shares held directly by Mr. Christian Waage or family trusts, 750,790 shares of common stock underlying options held by Mr. Waage that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date and 3,376 shares of common stock underlying warrants held by Mr. Waage that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date; and (iv) 25,000 shares held directly by Mr. Bob Smith or his family trust and 562,500 shares of common stock underlying options held by Mr. Smith that are exercisable as of April 28, 2025 or that will become exercisable within 60 days after such date.

EXECUTIVE OFFICERS
Our Executive Officers
The following table sets forth the name, age and position of each of our executive officers as of April 28, 2025.

Name	Age	Position
Faheem Hasnain	66	President, Chief Executive Officer and Chairman
Bryan Giraudo	50	Chief Operating Officer and Chief Financial Officer
Christian Waage	58	Executive Vice President, Technical Operations and Administration
Richard Aranda, M.D.	65	Chief Medical Officer
Bob Smith	56	Chief Commercial Officer
Caryn Peterson	66	Executive Vice President, Regulatory
Executive Officers
The biography of Faheem Hasnain can be found under “Proposal 1—Election of Directors.”
Bryan Giraudo has served as our Chief Operating Officer since September 2021 and as our Chief Financial Officer since May 2018. Prior to joining us, Mr. Giraudo was a Senior Managing Director at Leerink Partners from 2009 to April 2018, where he was responsible for their western North America and Asia Pacific biotechnology and medical technology banking practice. Before joining Leerink, Mr. Giraudo was a Managing Director in Merrill Lynch, Pierce, Fenner & Smith Incorporated’s Global Healthcare Investment Banking Group. He has been a member of the board of directors of Protagonist Therapeutics, Inc. since May 2018 and Onxeo S.A. since November 2021. Mr. Giraudo received his B.A. from Georgetown University.
Christian Waage has served as our Executive Vice President, Technical Operations and Administration since March 2022 and previously as our Executive Vice President and General Counsel starting in August 2017. Previously, Mr. Waage held various positions from November 2013 to August 2016 at Receptos, most recently serving as Managing Director after its acquisition by Celgene, previously serving as Senior Vice President and General Counsel. From 2012 through its acquisition by Vista Equity Partners LLC in 2013, he served as Vice President, General Counsel and Corporate Secretary at Websense, Inc. From 2008 through its acquisition by AstraZeneca PLC in 2012, Mr. Waage served as Vice President, General Counsel and Corporate Secretary of Ardea Biosciences, Inc. Prior to 2008, Mr. Waage served as a partner at DLA Piper LLP. He has been a member of the board of directors of Heron Therapeutics, Inc. since June 2016. Mr. Waage received his J.D. from the University of San Diego, School of Law and a B.A. degree in economics from the University of California, San Diego.
Richard Aranda, M.D. has served as our Chief Medical Officer since June 2021, previously having served as our Senior Vice President and Head of Clinical Development starting in February 2018. Previously, Dr. Aranda was Vice President of Clinical Development at Receptos, Inc. and Celgene, from 2015 to 2018, where he contributed to the late-stage development programs for ozanimod in multiple sclerosis and inflammatory bowel disease and RPC4046 in eosinophilic esophagitis. From 2011 to 2015, Dr. Aranda was Vice President of Medical-Science and Inflammation at Novo-Nordisk, Inc., where he played a key role in advancing several biologic product candidates through Phase 1 to proof-of-concept studies in rheumatoid arthritis, systemic lupus erythematosus and inflammatory bowel disease. Dr. Aranda began his industry career at Bristol Myers Squibb in 2001, where he held roles of increasing scope and responsibility, including serving as the Global Medical Lead for abatacept, as well as Early Development Team Lead for early-stage immunology product candidates. Before joining the pharmaceutical industry, Dr. Aranda was on the faculty of the Division of Digestive Diseases and West Los Angeles Veterans Affairs, University of California, Los Angeles (UCLA) School of Medicine where he was involved in patient care and laboratory based immunological research. He received his M.D. from Stanford Medical School and his B.A. in biology from the University of California, Santa Cruz.
Bob Smith has served as our Chief Commercial Officer since December 2023. Prior to joining us beginning in January 2023, Mr. Smith was the National Sales Lead in charge of preparing for the potential launch of sotatercept for the treatment of PAH in the United States at Merck & Co. Prior to this, Mr. Smith was the President of LTM Pharma Consulting, where he helped build strategic brand, launch and organization plans for pre-commercial rare disease companies. Previously, until 2018, Mr. Smith was the Senior Vice President of Sales and Executive Leadership Team member at Actelion, where he spent more than eleven years in various senior commercial leadership roles. As the principal sales leader, Mr. Smith managed all U.S. sales operations, including sales, training, sales operations, patient & professional advocacy, key customer engagement and territory management. Before joining Actelion, Mr. Smith held various pharmaceutical marketing and sales leadership roles, with a focus on cardiovascular franchises, at Nuvelo, Johnson & Johnson, and Bristol-Myers Squibb. Mr. Smith received a B.B.A. in Marketing from Texas A&M University.
Caryn Peterson has served as our Executive Vice President, Regulatory Affairs since April 2021 and as our Senior Vice President, Regulatory & Quality since April 2018. Previously, from 2004 to 2018, Ms. Peterson served as Managing Partner of Development & Strategic Consulting, or DSC Associates, LLC, focusing on the development, integration, and implementation of global clinical and regulatory strategy across a broad range of therapeutic areas. From 2008 to 2018, Ms. Peterson also served as Vice President, Regulatory Affairs at Syndax Pharmaceuticals, Inc. From 1997 to 2004, Ms. Peterson served as Vice President of Regulatory Affairs at FeRx Incorporated, and from 1989 to 1997, Ms. Peterson held managerial positions in both Pharmaceutical Development and Regulatory Affairs at Amylin Pharmaceuticals. Prior to joining Amylin, Ms. Peterson was a staff scientist at Hybritech Incorporated from 1981 to 1989. Ms. Peterson has coauthored several research publications and is a co-inventor on multiple patent applications. She has been a member of the board of directors of Aspen Neuroscience, Inc. since June 2021.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
This executive compensation section provides information about the material components of our executive compensation program for our “named executive officers,” or NEOs, for 2024, consisting of the following persons:
•Faheem Hasnain, Chairman, President and Chief Executive Officer
•Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
•Richard Aranda, M.D., Chief Medical Officer
This executive compensation section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee and our board of directors arrived at specific compensation policies and decisions involving our executive officers during the fiscal year ended December 31, 2024.
As a “smaller reporting company” under SEC rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.
2024 Business Highlights
•Made significant progress in enrolling the Phase 3 registrational PROSERA Study of seralutinib in patients with pulmonary arterial hypertension, or PAH.
•Entered into global collaboration with Chiesi Group to develop and commercialize seralutinib in patients with PAH, PH-ILD and other indications.
Overview of 2024 Executive Compensation Decisions
In general, the majority of our named executive officers’ total compensation is tied directly to corporate and individual performance, increases in our stock price, or both. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:
•The performance measures in our short-term cash incentive program are linked to key corporate objectives.
•Corporate achievement represents 100% of our Chief Executive Officer’s annual bonus opportunity and 70% of our other named executive officer’s annual bonus opportunities.
•Our long-term equity incentives are provided to our named executive officers in the form of stock options and restricted stock units, or RSUs, which vest over multi-year periods.

The primary elements of our total direct compensation program for the named executive officers and a summary of the actions taken by the compensation committee during 2024 are set forth below.

Market-Based Base Salary Increases for NEOs
•Our named executive officers received base salary increases for 2024 consistent with our pay positioning philosophy of targeting target total cash compensation at the 50th percentile of similarly situated executives at comparable companies based on our peer group.

Annual Cash Incentives Paid 95% Based on Corporate Performance	•Based on our achievement of our corporate performance goals during 2024, our named executive officers’ annual incentives tied to corporate performance were paid out at 95% of target.
Long-Term Incentive Compensation in Form of Stock Options Over Multi-Year Periods
•Our named executive officers received stock options which vest over four years.
◦Stock options are an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders.

Our Executive Compensation Practices
We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

OUR EXECUTIVE COMPENSATION BEST PRACTICES
✓	Pay for Performance. We design our executive compensation program to align pay with company performance.	✓
No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

✓
Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance to align the interests of our executive officers and stockholders
		✓	No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits
✓
Independent Compensation Committee and Compensation Advisor. The compensation committee is comprised solely of independent directors. The compensation committee engages its own compensation consultant to assist with making compensation decisions.
✓
Prohibition on Hedging and Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

✓
Competitive Peer Group. Our compensation committee selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, headcount and commercialization stage.
		✓	“Double Trigger” Change in Control Benefits. The employment letters with our executive officers do not include any “single trigger” change in control severance benefits
✓
Multi-Year Vesting Requirements for Equity Awards. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives
		✓	Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.
✓
Clawback Policy. We maintain a clawback policy as required by SEC and Nasdaq rules to recover erroneously awarded incentive compensation from our current and former executive officers in the event of an accounting restatement.
✓
Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking, and it includes multiple performance measures and caps on short-term incentive compensation.

Compensation Philosophy and Objectives
We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:
•To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.
•To establish a direct link between our business results, individual executive performance and total executive compensation.
•To align the interests of our named executive officers with those of our stockholders.

Compensation Determination Process
Role of the Compensation Committee
The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.
In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time, the compensation committee also reviews our performance relative to the corporate performance objectives set by the board of directors for the year under review and makes the final bonus payment determinations based on our overall corporate performance and the compensation committee’s evaluation of each named executive officer’s performance for the year under review. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional equity awards to our named executive officers and certain other eligible employees.
During the fourth quarter of each year, our compensation committee also reviews the corporate performance objectives for purposes of our performance bonus programs for the following year and makes recommendations regarding these objectives to the full board of directors for its approval.
Role of Our Executive Officers
Our Chief Executive Officer, with the assistance and support of our General Counsel and our human resources department, aids the compensation committee by providing annual recommendations regarding the compensation of our other named executive officers. The compensation committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation.
Our Chief Executive Officer generally attends all of the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s compensation are made without him present.
Role of Compensation Consultant and Comparable Company Information
The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
In 2024, the compensation committee retained Alpine Rewards as its independent third-party compensation consulting firm for guidance in making compensation decisions. Specifically, for 2024, the compensation committee requested Alpine Rewards to advise it on a variety of compensation-related issues, including:
•conducting an analysis of current practices of comparable public companies to assist the compensation committee in developing director and executive compensation levels;
•reviewing our peer group to determine whether additional or different peer companies or groups would be necessary to provide appropriate information on market practices and compensation levels; and
•providing general information concerning director and executive compensation trends and developments.
Alpine Rewards did not provide any other services to us in 2024 beyond their engagement as an advisor to the compensation committee on director and executive compensation matters. The compensation committee assessed the independence of Alpine Rewards pursuant to SEC and Nasdaq rules and concluded that Alpine Rewards is independent and no conflict of interest existed that would have prevented Alpine Rewards from serving as an independent consultant to the compensation committee currently or during 2024.

Competitive Positioning
The compensation committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. For 2024, Alpine Rewards assisted the compensation committee in identifying an appropriate peer group of companies for use as a reference when determining certain 2024 and 2025 director and executive compensation. The peer group identified below was selected in September 2024 for purposes of setting certain 2024 compensation and the selection criteria identified below were measured at such date.
The identified peer group consisted of 20 life sciences companies in similar phases of development as us with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

MARKET CAPITALIZATION
•Generally between $100M to $800M as of August 2024, representing a range of approximately 0.3x to 3x our market capitalization at the time the peer group was established (approximately $230M).
•Our market capitalization was positioned near the 38th percentile of the peers at the time the peer group was selected in July 2024.

SECTOR AND STAGE
•Public U.S. biopharma organizations focused on similar therapeutic focus areas.
➢ Emphasis on Phase 2 to 3 companies to reflect our Phase 3 stage of development at the time the peer group was selected
➢ Focus on companies that went public in the last five years

HEADCOUNT	•Companies with generally between 50 and 400 employees based on Gossamer’s headcount of 133 employees in August 2024.
GEOGRAPHIC LOCATION	•Focused on companies located in Southern California and other biotech talent hubs such as San Francisco Bay Area and Boston, where applicable.
For 2024, this peer group consisted of the following companies:

ACELYRIN	Fulcrum Therapeutics

Alector	Kodiak Sciences

Allakos	Mersana Therapeutics

Allogene Thereapeutics	Mineralys Therapeutics

AlloVir	Poseida Therapeutics

AnaptysBio	RAPT Therapeutics

Annexon	Trevi Therapeutics

Atea Pharmaceuticals	Ventyx Biosciences

aTyr Pharma	Zentalis Pharmaceuticals

Erasca

Based on the peer analysis performed by Alpine Rewards in 2024 for the purpose of selecting our 2024 peer group, Aerovate Therapeutics, Atara Biotherapeutics, Crinetics Pharmaceuticals, Gritstone bio, Kura Oncology, NGM Biopharmaceuticals and

Reneo Pharmaceuticals were removed, and ACELYRIN, aTYR Pharam, Kodiak Sciences, Mineralys Therapeutics, Ventyx Biosciences and Zentalis Pharmaceuticals were added. In general, the removed peer companies no longer fit the selection criteria, as described further above, while the additions reflect companies with financial and industry characteristics more similar to our company.
Our compensation committee reviewed the foregoing comparable company data from the 2023 and 2024 peer groups in connection with its determinations of the 2024 base salaries, target bonuses and equity awards for our named executive officers. The compensation committee generally attempts to set base salaries at target total cash compensation levels at the 50th percentile of the peer company data for comparable positions and total annual equity award value at approximately the 62nd percentile. The compensation committee does not, however, rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the compensation committee members rely on their judgment and experience in setting those compensation levels and making those awards. As a result, variations on this pay positioning occur from year to year.
We expect that the compensation committee will continue to review comparable company data in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.
The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of director’s assessment of our Chief Executive Officer’s roles and responsibilities within our company, there are significant compensation differentials between the Chief Executive Officer and our other named executive officers.
Executive Compensation Components
The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.
Base Salaries
In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.
In February 2024, the compensation committee reviewed the base salaries of our named executive officers. The compensation committee, in consultation with its independent compensation consultant, determined that the base salaries of Messrs. Hasnain and Giraudo and Dr. Aranda would be as set forth in the table below, with increases effective March 1, 2024.

Named Executive Officer	2024 Base Salary	Percentage Increase from 2023
Mr. Hasnain	$631,237	3.0%
Mr. Giraudo	$505,097	3.0%
Dr. Aranda	$483,432	3.0%
The foregoing increases were designed to keep each executive’s annual base salary and target total cash compensation close to the 50th percentile of similarly situated executives, in line with our pay positioning philosophy. Based on the comparable market information provided to the compensation committee by its independent compensation consultant, for 2024, after the foregoing increases, the base salaries of our named executive officers generally approximated the 50th percentile of similarly situated executives among our peer group.
The actual base salaries paid to all of our named executive officers for 2024 are set forth in the “Summary Compensation Table” below.

Performance Bonuses
Each named executive officer is also eligible for a performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors.
Bonuses are set based on the executives’ respective base salaries for the relevant bonus year, and are expected to be paid out in the first quarter of the following year. The target levels for executive bonuses for 2024 were as follows: 55% of base salary for Mr. Hasnain, 45% of base salary for Mr. Giraudo, and 40% of base salary for Dr. Aranda. The target cash incentive awards of Mr. Hasnain, Mr. Giraudo and Dr. Aranda as a percentage of base salary remained unchanged from 2023.
At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as clinical and regulatory development of our products, portfolio sustainability, business development and financial targets. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year.
All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors as the compensation committee (or the full board of directors, with respect to our Chief Executive Officer) deems appropriate. Under our annual incentive plan, the maximum bonus payable to an executive is 150% of his or her target bonus. Performance relative to the corporate goals set by our board of directors represents 100% of our Chief Executive Officer’s annual bonus opportunity and 70% of our other named executive officers’ annual bonus opportunities. The compensation committee’s determination of the individual performance percentage of the 2024 bonus awards for our named executive officers was not based on the achievement of any predetermined individual performance goals, but rather on the compensation committee’s subjective assessment of each officer’s overall performance of their duties during 2024. The compensation committee determined Mr. Giraudo’s individual performance percentage to be 120% and Dr. Aranda’s individual performance percentage to be 110%.
Corporate Performance Goals
The corporate performance goals and their respective weighting for 2024 were approved by the board of directors in February 2024. The 2024 performance goals were tied to clinical and regulatory development of seralutinib and certain quality, commercial and business development measures and were set at levels such that the attainment of executive target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The board of directors also specified a “target exceeds” weighting for each corporate goal, corresponding to additional credit that could be achieved for each goal in the event of over performance in a given area, representing up to 130% of the overall goals.
To determine our corporate performance percentage for 2024, the compensation committee, in conjunction with the board of directors, employed a holistic analysis that took into account both the extent to which the performance goals had been achieved or exceeded as well as the relative difficulty of achieving the goals that were met and that were only partially met. In light of our strong performance against the objectives set by the compensation committee in early 2024, especially related to the clinical and regulatory development of seralutinib and the establishment of a global collaboration with Chiesi, the compensation committee determined our corporate performance percentage to be 95% of the target performance level for 2024. The table below provides additional details about the corporate performance goals for 2024 and the compensation committee’s assessment of our actual performance against our 2024 corporate performance goals:

2024 CORPORATE GOAL	WEIGHTING	2024 ACHIEVEMENTS	PERFORMANCE	WEIGHTED PERFORMANCE
•PROSERA patient enrollment	40%	•Achieved substantial portion of 2024 screening and enrollment goals.	87.5%	35%
•Obtain PDCO (EMA) agreement on open label design for Pediatric Plan (PIP)	10%	•Achieved favorable outcome with PDCO.	100%	10%
•FDA feedback on PH-ILD Phase 3 study design and on target for EMA feedback in Q1 2025	10%	•Achieved.	100%	10%
•Completion of comprehensive gap assessment and implementation plan for commercial readiness	5%	•Achieved.	100%	5%
•Joint US commercial plan agreed under	10%	•Achieved.	100%	10%
•Entry into global partnership	20%	•Entered into global collaboration with Chiesi in May 2024.	100%	20%
•Global development plan agreed under global partnership	5%	•Achieved.	100%	5%
TOTAL				95%
This overall 95% achievement level was then used to determine each named executive officer’s bonus. The annual bonuses paid to our named executive officers for 2024 are set forth in the Summary Compensation Table below.
Long-Term Equity Incentives
The goal of our long-term, equity-based incentive awards is to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment over multiple years, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us, the size of prior grants as well as comparable company information, as described below. We have had no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.
We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual equity awards to our named executive officers are typically granted during the first quarter of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee.
Equity Vehicles
Annual equity awards are granted under our 2019 Plan, using a mix of different equity instruments to further the goal of attracting and retaining top performers and to balance the relative advantages of different instruments.

•Stock options are an important vehicle for tying executive pay to performance because they deliver future value only if the value of our common stock increases above the exercise price. As a result, they provide strong incentives for our executive officers to increase the value of our common stock over the long term, tightly aligning the interests of our executives with those of our stockholders.
•RSU awards are granted from time to time because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even if the share price is trading lower than the share price on the grant date. No RSU awards have been granted since 2021 as part of our annual awards to our named executive officers.
The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Option awards generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. RSU awards, if granted, generally vest in three equal annual installments. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.
2024 Equity Awards
Generally, the compensation committee determines the value of each executive officer’s annual equity grant using a holistic evaluation that takes into account a competitive market analysis prepared by our independent compensation consultant with market data for each role, the recommendations of our Chief Executive Officer based on his evaluation of their individual performance (except with respect to the Chief Executive Officer’s performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role and parity in targets among executives in roles of a given level. For 2024, our compensation committee reviewed competitive market data prepared by Alpine Rewards in connection with its grant of long-term equity incentive awards to the named executive officers and approved equity awards to our named executive officers intended to approximate the 50th percentile of comparable company data for similar positions, which it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
In January 2024, our compensation committee approved the grant of stock options pursuant to our 2019 Plan to our named executive officers as follows: Mr. Hasnain, 1,312,500 options; Mr. Giruado, 543,750 options; and Dr. Aranda, 487,500 options. The equity awards granted to our named executive officers for 2024 are set forth in the “Outstanding Equity Awards at Fiscal Year-End” below. Each equity award granted in 2024 vests over four years in accordance with the standard vesting schedule described above.
For a description of certain accelerated vesting provisions applicable to the stock awards granted to our named executive officers, see “Employment Letters with Our Named Executive Officers” below.
Equity Award Timing Policies and Practices
Equity awards to employees are typically granted in connection with the Company annual award process in the first quarter of each year, as well as to new hires in connection with their commencement of employment. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the compensation committee before granting an equity award, the compensation committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. For all stock option awards, the exercise price is the closing price of our common stock on the Nasdaq Stock Market on the date of the grant (or if the grant date is not a trading day, then on the immediately preceding trading day). During 2024, we did not grant stock options, stock appreciation rights, or similar option‐like instruments to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 10-K, 10-Q, or Form 8-K that discloses material nonpublic information.
Health, Welfare and Retirement Benefits
The establishment of competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel.

Health and Welfare Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the generally on same basis as all of our other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Retirement Savings
We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $23,000 for calendar year 2024. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2024 may be up to an additional $7,500 above the statutory limit. The 401(k) plan provides for discretionary matching and profit sharing contributions, and we currently contribute up to a maximum of $4,000 per calendar year to the 401(k) plan for each of our employees, which vests over four years. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
Other Benefits
Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.
Post Termination and Change in Control Benefits
Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. The employment letters with each of our named executive officers provide for accelerated vesting of all outstanding equity awards, as well as certain other benefits, upon a qualifying termination in connection with a change in control of our company. For additional discussion, please see “Employment Letters with Our Named Executive Officers” below.
Prohibition on Certain Transactions in Gossamer Bio Securities
Our Insider Trading Policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, purchasing our securities on margin or pledging our securities as collateral for a loan.
Tax and accounting considerations
Deductibility of Executive Compensation
The compensation committee and our board of directors have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-Based Compensation
Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
Risk Assessment of Compensation Program
In February 2025, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.
Clawback Policy

Our Chief Executive Officer and Chief Financial Officer are subject to any recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act of 2002. In addition, we have adopted a compensation recovery policy that requires the recovery of certain erroneously paid incentive compensation received by our current and former executive on or after October 2, 2023 in the event of a restatement of our financial statements, as required by new SEC rules and Nasdaq Stock Market Listing Standards implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Summary Compensation Table
The following table shows information regarding the compensation earned by our named executive officers during the years ended December 31, 2023 and 2024.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(1)	Non-equity Incentive Plan Compensation($)(2)	All Other Compensation($)(3)	Total($)
Faheem Hasnain	2024	628,173	—	—	1,043,438	329,822	4,000	2,005,432
Chairman, President and Chief Executive Officer	2023	606,901	—	—	1,185,725	303,362	—	2,095,988
Bryan Giraudo	2024	502,645	—	—	432,281	232,977	4,000	1,171,904
Chief Operating Officer and Financial Officer	2023	485,624	—	—	579,791	218,467	4,000	1,287,882
Richard Aranda, M.D.	2024	481,085	—	—	387,563	192,407	4,000	1,065,055
Chief Medical Officer	2023	461,901	—	—	380,989	185,864	4,000	1,032,753
____________________
(1)This column reflects the grant date fair value of the option awards granted to the named executive officers in the applicable fiscal year. In accordance with SEC rules, this column reflects the aggregate fair value of the award granted to the named executive officers computed as of its grant date in accordance with Financial Accounting Standards, Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). For 2023, the amount for Mr. Giraudo and Dr. Aranda also includes the incremental fair value of $283,292 and $141,193, respectively, computed as of the repricing date in accordance with ASC 718, as a result of the repricing of certain stock options held by Mr. Giraudo and Dr. Aranda in May 2023. Assumptions used in the calculation of this amount is included in Note 9 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2024, which was filed with the SEC on March 13, 2025. This amount does not reflect the actual economic value that will be realized by the named executive officers upon the vesting or exercise of the awards or the sale of the common stock underlying such awards. For the options granted to Mr. Hasnain in May 2023, which contain both service-based and market-based vesting conditions, the amount included in this column ($442,500) is based on fair value determined using the Geometric Brownian Motion/Monte Carlo model and the following assumptions: the company’s common stock price at the date of grant of $1.36; a seven-year continuously compounded equivalent risk-free rate of 3.38%; an expected stock price volatility of 71.97%; a dividend yield of 0%; and an expected term of 7 years.
(2)Amounts represent cash awards earned pursuant to the terms of our annual performance bonus program, which are paid in the first quarter of the following year. See “—Executive Compensation and Other Information – Performance Bonuses” for more information.
(3)Amounts represent company-paid 401(k) matching contributions.

Employment Letters with Named Executive Officers
Employment Arrangements with Mr. Hasnain
In connection with Mr. Hasnain’s appointment as our President and Chief Executive Officer, we entered into a letter agreement with him on November 16, 2020, which sets forth the terms of his appointment as President and Chief Executive Officer. The employment letter agreement with Mr. Hasnain established Mr. Hasnain’s annual base salary (which for 2024 was $631,237) and target annual bonus (55% of his base salary for 2024).
Pursuant to the employment letter agreement with Mr. Hasnain, if we terminate his employment other than for cause (as defined below) or Mr. Hasnain terminates his employment for good reason (as defined below), and other than as a result of death or disability, in either case prior to a change in control (as defined below) or more than 12 months following a change in control, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 12 months, paid in accordance to our payroll practices; (2) a payment equal to his then current target annual bonus opportunity, pro-rated for the portion of the current calendar year in which he was employed, payable in a lump sum payment 60 days following the date of termination; (3) payment of the full premium for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date he becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic acceleration of the vesting and exercisability of his unvested stock awards, as to the number of stock awards that would vest over the 12-month period following the date of termination. The cash severance benefits described in clause (1) above shall be paid or commence on the first payroll period following the date his release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which he may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
If Mr. Hasnain’s employment is terminated by us other than for cause or by Mr. Hasnain for good reason, in each case within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 18 months, paid in accordance to our payroll practices; (2) a payment equal to his then current target annual bonus opportunity, payable in a lump sum payment 60 days following the date of termination; (3) payment of the full premium for continued health plan coverage for up to 18 months following the date of termination or, if earlier, up to the date he becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic full vesting and exercisability of his unvested stock awards. The cash severance benefits described in clause (1) above shall be paid or commence on the first payroll period following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
In addition, in the event of Mr. Hasnain’s termination of employment by reason of his death or disability, and subject to the timely execution and non-revocation of a general release of claims in our favor by the executive, then the greater of (1) 50% of the unvested portion of any equity awards then held by him immediately prior to such termination, and (2) the portion of such equity awards that would have otherwise vested in the 12 month period following the date of such termination of employment, will vest and will no longer be subject to restrictions or forfeiture on the date of such termination.

If Mr. Hasnain’s employment as President and Chief Executive Officer terminates without cause or by him for good reason, but he continues to serve as Chairman or Executive Chairman of the Board, his equity awards will not accelerate as described above but will continue to vest in accordance with their original terms.
In the event we terminate Mr. Hasnain’s employment for any reason, including for cause, Mr. Hasnain terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.
The employment letter agreement with Mr. Hasnain also contains a Section 280G better-off cutback provision, which provides that, in the event that the payments or benefits provided to Mr. Hasnain pursuant to the employment letter or otherwise constitute parachute payments with the meaning of Section 280G of the Code, the payments or benefits to the executive will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in him receiving the largest amount of payments or benefits on an after-tax basis.
For purposes of the employment letter agreement with Mr. Hasnain, “cause” means (1) a willful and material act of dishonesty by Mr. Hasnain in connection with the performance of his duties; (2) his conviction of, or plea of guilty or nolo contendere to, a felony (other than a traffic offense that does not result in a fatality), or any crime involving fraud or embezzlement that the board reasonably determines has had or is reasonably likely to have a materially detrimental effect on our reputation or business; (3) Mr. Hasnain’s gross misconduct in the performance of his duties; (4) Mr. Hasnain’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; (5) Mr. Hasnain’s willful and material breach of any obligations under any written agreement or written covenant with us; or (6) Mr. Hasnain’s continued willful and substantial failure to perform his duties as a member of the board or, during the term of his employment, his material employment duties that are lawfully assigned to him in good faith by the board (other than as a result of his death or disability) after written notice.
For purposes of the employment letter agreement with Mr. Hasnain, “good reason” means the occurrence of one or more of the following, without Mr. Hasnain’s written consent: (1) during the term of Mr. Hasnain’s employment: a material reduction in his base salary or target annual bonus; a material diminution of his title, duties, responsibilities or reporting lines; or a material change in the principal geographic location at which he must perform services, more than 50 miles from our head office; provided, however, that, prior to a change in control, an event occurring under this clause (1) in connection with his cessation of service as President and Chief Executive Officer will not constitute good reason if Mr. Hasnain remains serving as Chairman of the Board or Executive Chairman following such transition and neither clause (2) nor clause (3) is triggered as a result of such transition; or (2) at any time, his involuntary removal from the board or the failure of the stockholders to reelect him to the board, other than for cause; or (3) at any time, a material breach by us of the terms of the employment letter. Mr. Hasnain must provide written notice to us of the occurrence of any of the foregoing events or conditions within 60 days of the initial occurrence of such event and we will have a period of 30 days to cure such event or condition after receipt of such notice. His separation from service by reason of resignation for good reason must occur within 60 days following the expiration of the foregoing 30-day cure period.
For purposes of the 2019 Plan, a “change in control” is generally defined as: (1) a transaction or series of transactions (other than a registered offering of our common stock to the general public or a transaction described in clauses (x) and (y) of clause (3) below) whereby any “person” or “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than us and our affiliates) directly or indirectly acquires beneficial ownership of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after such acquisition; or (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the board of directors together with any new director(s) (other than a director designated by a person who entered into an agreement with us to effect a transaction described in clauses (1) or (3)) whose election by the board of directors or nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the consummation by us, directly or indirectly, of (a) a merger, consolidation, reorganization, or business combination or (b) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions or (c) the acquisition of assets or stock of another entity, in each case other than a transaction: (x) which results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least a majority of the combined voting power of our outstanding voting securities or the successor entity’s outstanding voting securities immediately after the transaction, and (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of us or the successor entity.

Employment Letters with Our Other Named Executive Officers
We have entered into employment letters with Mr. Giraudo and Dr. Aranda, which set forth their annual base salaries (which, for 2024, were $505,097 and $483,432, respectively) and eligibility to receive an annual bonus with a target amount equal to 45% and 40%, respectively, of their then-current annual base salary.
Pursuant to their employment letters, if we terminate the executive’s employment other than for cause or if the executive terminates his employment for good reason, and other than as a result of death or disability, in either case prior to a change in control (as defined below) or more than 12 months following a change in control, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 9 months, paid in accordance to our payroll practices; and (2) payment of the full premium for continued health plan coverage for up to 9 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment. The cash severance benefits described above shall be paid or commence on the first payroll period following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination, provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
If the executive’s employment is terminated by us other than for cause or by the executive for good reason, in each case within 12 months after a change in control, in lieu of the severance benefits described above, he is entitled to the following payments and benefits, subject to the timely execution and non-revocation of a general release of claims in our favor: (1) continued payment of his base salary at the then-current rate for 12 months, paid in accordance to our payroll practices; (2) a payment equal to his then current target annual bonus opportunity; (3) payment of the full premium for continued health plan coverage for up to 12 months following the date of termination or, if earlier, up to the date the executive becomes eligible to receive equivalent or increased health plan coverage by means of subsequent employment or self-employment; and (4) automatic full vesting and exercisability of the executive’s unvested stock awards. The cash severance benefits described above shall be paid or commence on the first payroll date following the date the executive’s release becomes effective and the first payment shall include all accrued amounts from the date of termination (and the full amount payable under clause (2)), provided that if the period during which executive may deliver the release spans two calendar years, the initial payment date shall be no earlier than January 1 of the second calendar year.
In addition, in the event of the executive’s termination of employment by reason of his death or disability, and subject to the timely execution and non-revocation of a general release of claims in our favor by the executive, then the greater of (1) 50% of the unvested portion of any equity awards then held by him immediately prior to such termination, and (2) the portion of such equity awards that would have otherwise vested in the 9 month period following the date of such termination of employment, will vest and will no longer be subject to restrictions or forfeiture on the date of such termination.
In the event we terminate the executive’s employment for any reason, including for cause, the executive terminates his employment without good reason, or upon his death or permanent disability, the executive is entitled to receive his fully earned but unpaid base salary and accrued and unused PTO through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which the executive is entitled.
The employment letters also contain a Section 280G better-off cutback provision, which provides that, in the event that the payments or benefits provided to the executive pursuant to the employment letter or otherwise constitute parachute payments with the meaning of Section 280G of the Code, the payments or benefits to the executive will either be delivered in full or reduced to the extent necessary to avoid an excise tax under Section 4999 of the Code, whichever would result in the executive receiving the largest amount of payments or benefits on an after-tax basis.
For purposes of the employment letters with Mr. Giraudo and Dr. Aranda, “cause” and “change in control” generally have the same meaning given to such terms under the employment letter agreement with Mr. Hasnain.
For purposes of the executive employment letters with Mr. Giraudo and Dr. Aranda, “good reason” means the occurrence of any of the following events or conditions without the executive’s written consent: (1) a material reduction in the executive’s base salary or target annual bonus; (2) a material diminution of the executive’s title, duties, responsibilities or reporting lines; (3) a material change in the principal geographic location at which the executive must perform services, more than 50 miles from our head office; or (4) a material breach by us of the terms of the employment letter. The executive must provide written notice to us of the occurrence of any of the foregoing events or conditions within 60 days of the initial occurrence of such event and we will have a period of 30 days to cure such event or condition after receipt of such notice. An executive’s separation from service by reason of resignation for good reason must occur within 60 days following the expiration of the foregoing 30-day cure period.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2024.

			Option Awards
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Faheem Hasnain	1/2/2024		—	1,312,500		0.97	1/2/2034
	11/20/2023		118,489	319,011		0.84	11/20/2033
	5/5/2023	(2)	—	750,000	750,000	1.36	5/5/2033
	3/20/2023		238,218	306,282		1.21	3/20/2033
	12/7/2022	(3)	362,092	182,408		2.16	12/7/2032
	1/6/2022	(3)	631,854	18,146		11.94	1/6/2032
	2/25/2021		311,458	13,542		9.79	2/25/2031
	6/17/2020		47,000	—		12.10	6/17/2030
	3/25/2019		43,500	—		22.10	3/25/2029
Bryan Giraudo	1/2/2024		—	543,750		0.97	1/2/2034
	11/20/2023		49,088	132,162		0.84	11/20/2033
	3/20/2023		92,531	118,969		1.21	3/20/2033
	12/7/2022	(3)	140,647	70,853		2.16	12/7/2032
	1/6/2022	(3)(4)	171,742	4,933		1.36	1/6/2032
	9/16/2021	(4)	81,251	18,753		1.36	9/16/2031
	2/25/2021	(4)	57,500	2,502		1.36	2/25/2031
	2/14/2020	(4)	47,668	—		1.36	2/14/2030
	3/25/2019	(4)	96,671	—		1.36	3/25/2029
	12/10/2018		155,555	—		10.71	12/10/2028
	5/21/2018		405,666	—		2.61	5/21/2028
Richard Aranda, M.D.	1/2/2024		—	487,500		0.97	1/2/2034
	11/20/2023		44,010	118,490		0.84	11/20/2033
	3/20/2023		68,906	88,594		1.21	3/20/2033
	12/7/2022	(3)	104,737	52,763		2.16	12/7/2032
	1/6/2022	(3)(4)	123,135	3,537		1.36	1/6/2032
	6/21/2021	(4)	17,500	2,500		1.36	6/21/2031
	2/25/2021	(4)	38,333	1,668		1.36	2/25/2031
	2/14/2020	(4)	22,784	—		1.36	2/14/2030
	12/23/2019	(4)	9,166	—		1.36	12/23/2029
	3/25/2019	(4)	30,001	—		1.36	3/25/2029
	12/10/2018		38,666	—		10.71	12/10/2028
(1)Except with respect to the options described in footnote (2) and (3) below, the options vest over a period of four years from the date of grant, with 25% of the option vesting on the first anniversary of such date, and the remainder vesting in equal monthly installments over the three years thereafter. All vesting is subject to the individual’s continuous service with us through the vesting dates and the potential vesting acceleration described above under “—Employment Letters with our Named Executive Officers” and “2024 Equity Awards.”
(2)The option shall vest and become exercisable as follows: (i) with respect to 50% of the shares subject to the option, upon our common stock achieving a 30-day average stock price at or above $5.00 per share within four years of the grant date; (ii) with respect to 25% of the shares subject to the option, upon our common stock achieving a 30-day average stock price at or above $7.50 per share within four years of the grant date; and (iii) with respect to the remaining 25% of the shares subject to the option, upon our common stock achieving a 30-day average stock price at or above $10.00 per share within four years of the grant date, in each case subject to Mr. Hasnain’s continuous service with us through each vesting date. In addition, in the event of Mr. Hasnain’s termination without cause or resignation for good reason, or his death or disability in each case prior to a change in control, the options shall remain eligible to vest upon attainment of any remaining unsatisfied price hurdles prior to the fourth anniversary of the grant date (or, if a price hurdle was achieved prior to the date of such termination but prior to the first anniversary of the grant date, the portion of the option for which the price hurdle was achieved will vest upon such termination. In the event of a change in control, any portion of the option that is eligible to vest based upon a stock price hurdle that is equal to or less than the closing price per share of our common stock on the date of the change in control will vest upon the change in control. The accelerated vesting described above will apply to Mr. Hasnain’s performance-based option in lieu of the acceleration provisions under his employment letter agreement, as described above.
(3)The options vest over a period of three years from the date of grant, with one-third of the option vesting on the first anniversary of such date, and the remainder vesting in equal monthly installments over the two years thereafter.
(4)These options were repriced on May 5, 2023. The exercise price of the repriced options, after giving effect to the option repricing, is reflected in the table above.
Pay Versus Performance
In accordance with the SEC’s disclosure requirements regarding pay versus performance, or PVP, this section presents the SEC-defined “Compensation Actually Paid,” or CAP for our Chief Executive Officer, also referred to as our PEO, and remaining NEOs for the fiscal years ended December 31, 2022, 2023 and 2024. Also required by the SEC, this section compares CAP to various measures used to gauge performance at Gossamer.
Compensation decisions at Gossamer are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to our philosophy and strategy of compensation-setting discussed elsewhere in the overview of the executive compensation program and is not in replacement.
Pay Versus Performance Table - Compensation Definitions
Salary, Non-Equity Incentive Plan Compensation, and All Other Compensation are each calculated in the same manner for purposes of both CAP and Summary Compensation Table, or SCT, values. The primary difference between the calculation of CAP and SCT total compensation is the amount reported with respect to “Stock Awards” and “Option Awards.”

	SCT Total	CAP
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year (or, for stock and option awards that were granted in the applicable year and remain unvested at year end, the change in the fair value from the grant date), or vested or were forfeited or modified during the year
Pay Versus Performance Table
In accordance with the SEC’s PVP rules, the following table sets forth information concerning the compensation of our PEO and the average compensation of our remaining NEOs for each of the fiscal years ended December 31, 2022, 2023 and 2024, and our financial performance for each such fiscal year:

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return ($)	Net Income (Loss) ($)
2024	2,005,432	1,859,722	1,118,479	1,062,307	8	(56,528,000)
2023	2,095,988	1,592,883	1,309,364	1,205,267	9	(179,817,000)
2022	7,262,410	(1,906,300)	2,875,322	(383,116)	22	(229,378,000)
_____________
(1) The PEO in all reporting years is Faheem Hasnain. The non-PEO NEOs in the 2024 reporting year are Bryan Giraudo and Richard Aranda, M.D. The non-PEO NEOs in the 2023 reporting year are Bryan Giraudo and Bob Smith. The non-PEO NEOs in the 2022 reporting year are Bryan Giraudo and Richard Aranda, M.D.

(2) Amounts represent CAP to our PEO and the average CAP to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below). CAP to our NEOs represents the “Total” compensation reported in the SCT for the applicable fiscal year, as adjusted as follows:

	2022		2023		2024
Adjustments(a)	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(6,359,885)	$(2,217,405)	$(1,185,725)	$(887,420)	$(1,043,438)	$(409,922)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,114,194	381,335	1,163,964	697,241	914,944	359,442
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(2,681,136)	(1,182,532)	(454,994)	(64,086)	(53,304)	(14,259)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(1,241,883)	(239,836)	(26,350)	57,086	36,087	8,567
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	(48,564)	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	141,646	—	—
TOTAL ADJUSTMENTS	$(9,168,710)	$(3,258,438)	$(503,105)	$(104,097)	$(145,711)	$(56,172)
(a) The fair value of stock options reported for CAP purposes in the Adjustments table is estimated using a Black-Scholes and Monte Carlo option pricing models. These models use both historical data and current market data to estimate the fair value of options and requires several assumptions. The assumptions used in estimating fair value for options (other than Mr. Hasnain’s performance-based options) included in the adjustments calculation are as follows:

Year	2022	2023	2024
Volatility	62.29 - 77.22%	62.34 - 131.17%	101.12 - 134.90%
Expected life (in years)	2.09 - 5.79 years	1.96 - 6.01 years	2.08 - 5.08 years
Expected dividend yield	—%	—%	—%
Risk-free rate	0.73 - 4.72%	3.37 - 5.04%	3.42 - 4.85%
The assumptions used in estimating the fair value of Mr. Hasnain’s performance-based options granted in May 2023, which contain both service-based and market-based vesting conditions, as of the last day of 2024, was determined using the Geometric Brownian Motion/Monte Carlo model and the following assumptions: the company’s common stock price as of December 31, 2023 of $0.91; a six-year continuously compounded equivalent risk-free rate of 3.86%; an expected stock price volatility of 103.89%; a dividend yield of 0%; and an expected term of approximately 6 years. The assumptions used in estimating the fair value of Mr. Hasnain’s performance-based options granted in May 2023, which contain both service-based and market-based vesting conditions, as of the last day of 2024, was determined using the Geometric Brownian Motion/Monte Carlo model and the following assumptions: the company’s common stock price as of December 31, 2024 of $0.90; a five-year continuously compounded equivalent risk-free rate of 4.38%; an expected stock price volatility of 101.19%; a dividend yield of 0%; and an expected term of approximately five years.

Narrative Disclosure to Pay Versus Performance
Relationship between CAP and TSR
The graphs below reflect the relationship between the PEO and Average Non-PEO NEO CAP and the company’s cumulative indexed Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) for the fiscal years ended December 31, 2022, 2023 and 2024:

Relationship between CAP and Net Income (Loss)
The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the company’s Net Income (Loss) for the fiscal years ended December 31, 2022, 2023 and 2024:

Equity Compensation Plan Information
The following table summarizes securities available under our equity compensation plans as of December 31, 2024.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A)) (3)
Equity compensation plans approved by security holders:
2017 Equity Incentive Plan	2,059,214	$7.10	—
2019 Equity Incentive Plan	29,747,623	$1.68	2,308,197
2019 Employee Stock Purchase Plan	767,125	$0.82	4,545,812
Equity compensation plans not approved by security holders:
2023 Employment Inducement Incentive Award Plan	2,609,500	$0.91	4,152,779
Total (1)	35,183,462	$1.92	11,006,788
____________________
(1)The material features of our equity incentive plans are more fully described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 13, 2025.
(2)Includes shares subject to outstanding options granted under our equity compensation plans.
(3)Represents 4,545,812 shares available for issuance under the 2019 Employee Stock Purchase Plan as of December 31, 2024, 4,545,812 of which were eligible to be purchased during the offering period in effect on such date, no shares available for future issuance under our 2017 Equity Incentive Plan, 2,308,197 shares available for issuance under our 2019 Equity Incentive Plan and 4,152,779 shares available for issuance under our 2023 Employment Inducement Incentive Award Plan. These amounts does not include any additional shares that may become available for future issuance under the 2019 Incentive Award Plan or the 2019 Employee Stock Purchase Plan pursuant to the automatic increases to the share reserves thereunder on each January 1 during the term of the applicable plan pursuant to the evergreen provisions of such plans.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below the transactions and series of similar transactions, since January 1, 2024, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock-holders or any member of their immediate family had or will have a direct or indirect material interest.
Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.
Other Transactions and Arrangements
Aaron Hasnain is the son of our Chairman, President and Chief Executive Officer, Faheem Hasnain, and currently serves as our VP, Business Development & Alliance at a salary of $288,751 per year, a position he has held since January 2018. Since January 1, 2024, we granted 268,875 options to Aaron Hasnain.
Policies and Procedures Regarding Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2026, including nominations of any person for election to our board of directors, must be received by us no later than December 30, 2025, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2025 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2025 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.
In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2026 annual meeting of stockholders, such a proposal must be received by us no earlier than February 25, 2026 and no later than March 27, 2026.  However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the 90th calendar day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2026 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.
In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 26, 2026.
ANNUAL REPORT
Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Gossamer Bio, Inc., 3115 Merryfield Row, Suite 120, San Diego, CA 92121, Attention: Corporate Secretary. The company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.gossamerbio.com in the “Investors” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.
STOCKHOLDERS SHARING THE SAME ADDRESS
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Gossamer Bio, Inc., 3115 Merryfield Row, Suite 120, San Diego, CA 92121, Attention: Corporate Secretary or by calling (858) 684-1300. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Gossamer Bio, Inc. at the address above or by calling (858) 684-1300.
OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.

By Order of the Board of Directors,

/s/ Faheem Hasnain Faheem Hasnain Chairman, President and Chief Executive Officer

San Diego, California
April 29, 2025
46

Appendix A

GOSSAMER BIO, INC. 2019 INCENTIVE AWARD PLAN (As Amended and Restated Effective June 25, 2025)
ARTICLE I.
PURPOSE
The purpose of this amended and restated Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI. This Plan constitutes an amendment and restatement of the Gossamer Bio, Inc. 2019 Incentive Award Plan (the “Original Plan”) adopted by the Board on January 12, 2019, and approved by the stockholders of the Company on January 15, 2019, and effective on February 7, 2019 (the “Original Effective Date”).
ARTICLE II.
ELIGIBILITY
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
ADMINISTRATION AND DELEGATION
3.1    Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2    Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
STOCK AVAILABLE FOR AWARDS
4.1    Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Original Effective Date, the Company ceased granting awards under the Prior Plan; however, Prior Plan Awards remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2    Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.
4.3    Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 300,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.
4.4    Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
4.5    Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000 increased to $1,000,000 in the fiscal year of a non-employee Director’s initial service as a non-employee Director, which limits shall not apply to the compensation for any non-employee Director of the Company who serves in any capacity in addition to that of a non-employee Director for which he or she receives additional compensation. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion.
ARTICLE V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
5.1    General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
5.2    Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
5.3    Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).
5.4    Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5    Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a)    cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)    if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c)    to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d)    to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e)    to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)    to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
ARTICLE VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS
6.1    General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
6.2    Restricted Stock.
(a)    Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
(b)    Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
6.3    Restricted Stock Units.
(a)    Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)    Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(c)    Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.
ARTICLE VII.
OTHER STOCK OR CASH BASED AWARDS
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS
8.1    Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2    Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)    To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(b)    To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued, including the number of shares that may be issued upon exercise of Incentive Stock Options under the Plan) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e)     To replace such Award with other rights or property selected by the Administrator; and/or
(f)    To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3    Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.
8.4    Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.5    General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1    Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2    Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3    Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4    Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5    Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America)); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6    Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.
9.7    Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8    Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9    Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
ARTICLE X.
MISCELLANEOUS
10.1    No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2    No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3    Effective Date and Term of Restated Plan. Unless earlier terminated by the Board, this amended and restated Plan will become effective on the date it is approved by the Company’s stockholders (the “Restatement Effective Date”) and will remain in effect until the tenth anniversary of the earlier of (i) the date the Board adopts this amended and restated Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. This amended and restated Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of this amended and restated Plan. If this amended and restated Plan is not approved by the Company’s stockholders prior to the end of said twelve (12)-month period, it will not become effective and the Original Plan will continue in full force and effect in accordance with its terms, including the existing Overall Share Limit thereunder.
10.4    Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5    Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6    Section 409A.
    (a)    General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b)    Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c)    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7    Limitations on Liability. Notwithstanding any other provisions of the Plan, to the extent permitted under Applicable Laws and the Company’s organizational documents, (a) no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary, and (b) the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8    Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
10.9    Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10    Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11    Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12    Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13    Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the Company’s Policy for Recovery of Erroneously Awarded Compensation adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

10.14    Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15    Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16    Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17    Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE XI.
DEFINITIONS
As used in the Plan, the following words and phrases will have the following meanings:
11.1    “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2    “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
11.3    “Applicable Laws” means any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
11.4    “Assumption” shall have the meaning set forth in Section 8.3.

11.5    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.6    “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.7    “Board” means the Board of Directors of the Company.
11.8    “Cause” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between the Participant and the Company, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s gross negligence or willful misconduct or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company; or (v) any acts, omissions or statements by a Participant which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.
11.9    “Change in Control” means and includes each of the following:
    (a)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
    (b)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
    (c)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
        (i)    which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

        (ii)    after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.10    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.11    “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.12    “Common Stock” means the common stock of the Company.
11.13    “Company” means Gossamer Bio, Inc., a Delaware corporation, or any successor.
11.14    “Consultant” means any consultant or advisor of the Company or any parent or Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on Form S-8 Registration Statement.
11.15    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.16    “Director” means a Board member.
11.17    “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.18    “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.19    “Employee” means any employee of the Company or its Subsidiaries.
11.20    “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.21    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.22    “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
11.23    “Good Reason” means (a) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “good reason” is defined, “Good Reason” as defined in such agreement, and (b) if no such agreement exists, (i) a change in the Participant’s position with the Company (or its Subsidiary employing the Participant) that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports, (ii) a material diminution in the Participant’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (iii) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company (or its Subsidiary employing the Participant) without the Participant’s consent.
11.24    “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.25    “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.26    “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
11.27    “Option” means an option to purchase Shares, which will either be an Incentive Stock option or a Non-Qualified Stock Option.
11.28    “Original Effective Date” shall have the meaning set forth in Article 1.
11.29    “Original Plan” shall have the meaning set forth in Article 1.
11.30    “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.31    “Overall Share Limit” means the sum of (a) 55,343,060 Shares1; (b) any shares of Common Stock which were subject to Prior Plan Awards as of the Original Effective Date which become available for issuance under the Plan pursuant to Article IV following the Original Effective Date; and (c) an annual increase on the first day of each calendar year beginning January 1, 2026 and ending on and including January 1, 2035, equal to the lesser of (i) 5% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board.
11.32     “Participant” means a Service Provider who has been granted an Award.
11.33    “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
11.34    “Plan” means this amended and restated 2019 Incentive Award Plan.
11.35    “Prior Plan” means the Gossamer Bio, Inc. 2017 Stock Incentive Plan, as amended.
11.36     “Prior Plan Award” means an award outstanding under the Prior Plan as of the Original Effective Date.
11.37    “Restatement Effective Date” shall have the meaning set forth in Section 10.3.
11.38    “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.39    “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
1 Amount in clause (a) equals the sum of (i) the initial 5,750,000 share limit under the Original Plan, plus (ii) the number of shares that remained available under the Prior Plan as of the Original Effective Date (4,525 shares), plus (iii) the aggregate number of shares added to the Plan pursuant to the evergreen increases through 1/1/25 (38,238,535 shares), plus (iv) the additional number of shares pursuant to the increase (11,350,000 shares).

11.40    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.41    “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.42    “Securities Act” means the Securities Act of 1933, as amended.
11.43    “Service Provider” means an Employee, Consultant or Director.
11.44    “Shares” means shares of Common Stock.
11.45    “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.46    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.47    “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.48    “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * * * *

11.1

gossamerbio

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting**:

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Gossamer Bio, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of April 28, 2025

Wednesday, June 25, 2025 9:00 AM, Pacific Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/GOSS for more details.

Internet:

www.proxypush.com/GOSS

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-230-8457

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

To attend and/or vote during the online meeting, please register at www.proxydocs.com/GOSS by 8:00 PM Eastern Time on June 24, 2025

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 8:59 AM, Pacific Time, June 25, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Faheem Hasnain and Christian Waage (the "Named Proxies"), and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Gossamer Bio, Inc. a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 25, 2025, at 9:00 a.m. (Pacific Time) via a live webcast and all adjournments thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made but the proxy card is signed, this proxy will be voted "FOR" all nominees for director and "FOR" proposals 2, 3 and 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Gossamer Bio, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Class I Directors				
		FOR	WITHHOLD		
	To vote for all directors in this section mark here:	☐			
	1.01 Thomas Daniel, M.D.	☐	☐		FOR
	1.02 Sandra Milligan, M.D., J.D	☐	☐		FOR
	1.03 Steven Nathan, M.D.	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2025.	☐	☐	☐	FOR
3.	Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in the proxy statement.	☐	☐	☐	FOR
4.	Approval of the amendment and restatement of the Company's 2019 Incentive Award Plan.	☐	☐	☐	FOR

To attend and/or vote during the online meeting, please register at www.proxydocs.com/GOSS by 8:00 PM Eastern Time on June 24, 2025

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date